Exhibit j

                       Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 19, 2004, relating to the financial statements and financial highlights which appears in the November 30, 2003 Annual Report to Shareholders of Phoenix Multi-Portfolio Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




Boston, MA
March 25, 2004